EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-19103 pertaining to the 1986 Stock Option Plan, the Registration Statement on Form S-8 No. 33-30383 pertaining to the 1989 Directors Stock Option Plan, and the Registration Statement on Form S-8 No. 33-49224 pertaining to the 1991 Stock Option Plan of Zurn Industries, Inc., in Registration Statement on Form S-8 No. 333-00823 pertaining to the Zurn Retirement Savings Plan, and in Registration Statement on Form S-8 No. 333-00813 pertaining to the Zurn/NEPCO Retirement Savings Plan of our report dated May 16, 1996, except for the Subsequent Event note, as to which the date is June 27, 1996 included in Item 8 with respect to the consolidated financial statements and financial statement schedule incorporated by reference or included in the Annual Report on Form 10-K of Zurn Industries, Inc.

                             /s/ Ernst & Young LLP


Erie, Pennsylvania
June 27, 1996

































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